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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-34569, Form S-8 No. 033-60997) of Collins & Aikman Corporation of our report dated August 31, 2001, with respect to the combined balance sheets of Joan Automotive Group Companies as of June 30, 2001 and July 1, 2000, and the related combined statements of income, parent companies' net investment and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the Form 8-K/A of Collins & Aikman Corporation dated October 10, 2001.












KPMG LLP


Boston, Massachusetts
October 8, 2001